                     [Letterhead of Huddleston & Co., Inc.]


                       CONSENT OF HUDDLESTON & CO., INC.


We consent to the reference to us and our report under the captions "Prospectus Summary - Summary Historical and Pro Forma Reserves Information", "Business - Natural Gas and Oil Reserves", and "Experts" appearing in the Registration Statement on Form S-4 (File Nos. 333-106586 et. seq.) of El Paso Production Holding Company.

                                            HUDDLESTON & CO., INC.



                                            /s/ PETER D. HUDDLESTON
                                            -------------------------------
                                            Peter D. Huddleston, P.E.
                                            President

Houston, Texas
November 21, 2003